     As filed with the Securities and Exchange Commission on June 23, 1994

                                                     Registration No. 33-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  ------------

                                    FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               NORAM ENERGY CORP.
               (Exact name of registrant as specified in charter)

           DELAWARE                                            72-0120530
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                               1600 SMITH STREET
                                   11TH FLOOR
                             HOUSTON, TEXAS  77002
                                 (713) 654-5100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ------------

                       1994 EMPLOYEE  STOCK PURCHASE PLAN
                            (Full title of the plan)


                               HUBERT GENTRY, JR.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               NORAM ENERGY CORP.
                                   1600 SMITH
                             HOUSTON, TEXAS  77002
                                 (713) 654-5527
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                   COPIES TO:
                            GERRY D. OSTERLAND, ESQ.
                           JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                              DALLAS, TEXAS  75201
                                 (214) 220-3939

                                  ------------

                       CALCULATION  OF REGISTRATION  FEE


=============================================================================================================================
                                             Amount                  Proposed                Proposed            Amount of
 Title of securities to                       to be               maximum offering       maximum aggregate      registration
   to be registered                        registered(1)         price per share(2)      offering price(2)          fee(3)
=============================================================================================================================
Common Stock, $.625 par value
   per share . . . . . . . . . . . .     2,000,000 Shares              $6.00               $12,000,000               $4,138
=============================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Based upon the average of the high and low sales prices of the Common Stock included in the New York Stock Exchange-Composite Transactions report for June 17, 1994, as published by The Wall Street Journal.
(3) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated by reference in this Registration Statement on Form S-8 (this "Registration Statement") of NorAm Energy Corp. (the "Company") and made a part hereof:

         (1) The Annual Report on Form 10-K of the Company for the year ended December 31, 1993.

         (2) The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1994.

         (3) The description of the Company's common stock, $.625 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A of the Company, dated February 12, 1974, as amended, and all amendments and reports filed for the purpose of updating that description.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all of the shares of Common Stock offered (the "Shares") have been sold or which deregisters all Shares then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed documents that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the Shares will be passed upon for the Company by Hubert Gentry, Jr., Senior Vice President, General Counsel and Secretary of the Company, 1600 Smith Street, 11th Floor, Houston, Texas 77002. As of June 21, 1994, Mr. Gentry beneficially owned 19,138 shares of Common Stock acquired pursuant to various employee benefit plans of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware (the "DGCL") gives corporations the power to indemnify officers and directors under certain circumstances.

         Article III of the Company's By-Laws provides for indemnification of officers and directors to the extent permitted by the DGCL. The Company also has policies insuring its officers and directors against certain liabilities for action taken in such capacities, including liabilities under the Act.

         Article Seventh of the Company's Restated Certificate of Incorporation, as amended, adopted the provision of Delaware law limiting or eliminating the potential monetary liability of directors to the Company or its stockholders for breaches of a director's fiduciary duty of care. However, the provision does not limit or eliminate the liability of a director for disloyalty to the Company or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under section 174 of the DGCL.

         Article Seventh also provides that if the DGCL is subsequently amended to authorize further limitation or elimination of the liability of directors, such subsequent limitation or elimination of director's liability will be automatically implemented without further stockholder action. Furthermore, repeal or modification of the terms of Article Seventh will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

ITEM 8.  EXHIBITS

         Exhibit No.                        Description of Exhibit
         -----------                        ----------------------
           4.1            Restated Certificate of Incorporation of the Company, as amended
                          (incorporated by reference to Exhibit 4.1 to the Company's Registration
                          Statement on Form S-3 (No. 33-52833))

           4.2            By-Laws of the Company

           5              Opinion of Hubert Gentry, Jr., Senior Vice President, General Counsel
                          and Secretary of the Company

          23.1            Consent of Coopers & Lybrand

          23.2            Consent of Hubert Gentry, Jr., Senior Vice President, General Counsel
                          and Secretary of the Company (contained in the opinion attached hereto as Exhibit 5)

          24              Powers of Attorney of each of the directors and officers of the
                          Company whose name appears on the signature pages hereof

ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person for the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23 day of June, 1994.

                                             NORAM ENERGY CORP.
                                             (Registrant)



                                             By /s/ Michael B. Bracy
                                                (Michael B. Bracy)
                                                Executive Vice President and
                                                Principal Financial Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated



/s/ T. MILTON HONEA               Principal executive             June 23, 1994
(T. Milton Honea)                 officer and Director
Chairman of the Board and
  Chief Executive Officer

/s/ MICHAEL B. BRACY              Principal financial
(Michael B. Bracy)                officer and Director
Executive Vice President and
 Principal Financial Officer

/s/ JACK W. ELLIS, II             Principal accounting
(Jack W. Ellis, II)               officer
Vice President and
 Corporate Controller

JOE E. CHENOWETH*                 Director
(Joe E. Chenoweth)

O. HOLCOMBE CROSSWELL*            Director
(O. Holcombe Crosswell)

WALTER A. DEROECK*                Director
(Walter A. DeRoeck)

DONALD H. FLANDERS*               Director
(Donald H. Flanders)

JAMES O. FOGLEMAN*                Director
(James O. Fogleman)

JOHN P. GOVER*                    Director
(John P. Gover)

ROBERT C. HANNA*                  Director
(Robert C. Hanna)

MYRA JONES*                       Director
(Myra Jones)

SIDNEY MONCRIEF*                  Director
(Sidney Moncrief)

LARRY C. WALLACE*                 Director
(Larry C. Wallace)

D. W. WEIR, SR.*                  Director
(D. W. Weir, Sr.)



*By  /s/ Michael B. Bracy                                       June 23, 1994
   (Michael B. Bracy
   Attorney-in-Fact)

         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 23 day of June, 1994.

1994 EMPLOYEE STOCK PURCHASE PLAN



By  /s/ Walter A. DeRoeck
   (Walter A. DeRoeck), Chairman
   Compensation and Benefits Committee
   of Noram Energy Corp. Board of Directors

                                                    INDEX TO EXHIBITS

                                                                             Sequentially
Exhibit                                                                        Numbered
  No.                      Description of Exhibit                                Page
- -------                    ----------------------                            -----------
  4.1    -       Restated Certificate of Incorporation of the                *
                 Company, as amended (incorporated by reference
                 to Exhibit 4.1 to the Company's Registration
                 Statement on Form S-3 (No.33-52833))

  4.2    -       By-Laws of the Company

  5      -       Opinion of Hubert Gentry, Jr.,
                 Senior Vice President, General Counsel
                 and Secretary

 23.1    -       Consent of Coopers & Lybrand

 23.2    -       Consent of Hubert Gentry, Jr., Senior
                 Vice President, General Counsel and
                 Secretary (contained in the opinion
                 attached hereto as Exhibit 5)

 24      -       Powers of Attorney of each of the directors
                 and officers of the Company whose name appears
                 on the signature pages hereof





- ---------------------------------
*  Incorporated by reference.